Exhibit 10.3

[Profits Interests]

FORM OF
AMENDMENT NO. 1

TO MANAGEMENT EQUITY AWARD AGREEMENT[S]

This Amendment No. 1 (the “Amendment”) to Management Equity Award Agreement[s] pursuant to the TDS Investor (Cayman) L.P. Amended and Restated 2006 Interest Plan by and between TDS Investor (Cayman) L.P., a Cayman Islands limited partnership (the “Partnership”) and [                 ] (“Executive”) is made as of August     , 2007.  Capitalized terms not defined herein have the meanings set forth in the Agreement[s].

R E C I T A L S

WHEREAS, the Partnership and the Executive are parties to that certain Management Equity Award Agreement dated as of [                    ] [and that certain Management Equity Award Agreement dated as of [                    ]](1) (the “Agreement[s]”);

WHEREAS, the Partnership and the Executive wish to amend [each of] the Agreement[s], as set forth below;

NOW, THEREFORE, the parties hereto agree as follows:

1.     The following definition is added after the definition for “Executive”:

“GDS Sale” shall mean an initial public offering of the common stock by any entity that controls the GDS business of Travelport or a sale or other disposition of all or substantially all of the common stock or all or substantially all of the assets of any entity that controls the GDS business of Travelport to an unaffiliated third party and any other substantially similar transaction.

2.     [The word “and” at the end of Section 3.1(a)(i) is deleted.

3.     The phrase “except as set forth, and to the extent provided, in Section 3.1(a)(iv),” is added after “Executive’s employment is terminated for any reason,” in the first sentence of Section 3.1(a)(ii).

4.     The period at the end of Section 3.1(a)(ii) is deleted and replaced with a semicolon and the following is added after Section 3.1(a)(ii):

(iii)          a GDS Sale occurs at a time when Executive is employed by the Company, Executive shall thereupon be deemed to have vested in the Class [B or B-1, as appropriate] Interests that would have vested on the next Time Vesting Date (and such

(1) Include and repeat as appropriate.

Class [B or B-1, as appropriate] Interests shall automatically convert to Vested Interests hereunder and under the Partnership Agreement) (any Class [B or B-1, as appropriate] Interests that become Vested Interests as a result of this Section 3.1(a)(iii) shall be referred to as “GDS Accelerated Interests”); and

(iv)          Executive’s employment with the Company is terminated by the Company without Cause, Executive shall with approval of the Board thereupon be deemed to have vested in the Class [B or B-1, as appropriate] Interests that would have vested on the next Time Vesting Date (and such Class [B or B-1, as appropriate] Interests shall automatically convert to Vested Interests hereunder and under the Partnership Agreement).](2)

5.     [The period at the end of Section 3.1(a)(iii) is deleted and the following is added at the end of Section 3.1(a)(iii):

; and

(iv)          a GDS Sale occurs at a time when Executive is employed by the Company, Executive shall thereupon be deemed to have vested in the Class [B or B-1, as appropriate] Interests that would have vested on the next Time Vesting Date (and such Class [B or B-1, as appropriate] Interests shall automatically convert to Vested Interests hereunder and under the Partnership Agreement) (any Class [B or B-1, as appropriate] Interests that become Vested Interests as a result of this Section 3.1(a)(ii) shall be referred to as “GDS Accelerated Interests”).](3)

6.     [The following is added to the end of Section 3.1(b):

Notwithstanding the foregoing in the event that:

(i)            Executive’s employment with the Company is terminated for any reason, except as set forth, and to the extent provided, in Section 3.1(b)(ii), Executive shall have no right to further vesting of the Class C Interests that are Unvested Interests (and such Class C Interests shall be Unvested Interests notwithstanding the provisions of this Section 3.1(b)); and

(ii)           Executive’s employment with the Company is terminated by the Company without Cause, Class C Interests shall be given the opportunity to vest as set forth above with respect to any Liquidity Event until the date which is two (2) years after the date of termination of employment.](4)

7.     [In Section 3.1(b)(i), the reference to “Section 3.1(b)(ii)” is deleted and replaced with “Sections 3.1(b)(ii) and 3.1(b)(iii)”.

(2) For non-SLT awards.

(3) For SLT awards.

(4) For non-SLT awards.

8.     The word “and” at the end of Section 3.1(b)(i) is deleted.

9.     The period at the end of Section 3.1(b)(ii) is deleted and the following is added at the end of Section 3.1(b)(ii):

; and

(iii)          Executive’s employment with the Company is terminated by the Company without Cause or by Executive as a result of a Constructive Termination, Class C Interests which have not previously vested pursuant to Section 3.1(b)(ii) shall be given the opportunity to vest as set forth above with respect to any Liquidity Event until the date which is two (2) years after such date of termination of employment.](5)

10.   [The following is added to the end of Section 3.1(c):

Notwithstanding the foregoing in the event that:

(i)            Executive’s employment with the Company is terminated for any reason, except as set forth, and to the extent provided, in Section 3.1(c)(ii), Executive shall have no right to further vesting of the Class D Interests that are Unvested Interests (and such Class D Interests shall be Unvested Interests notwithstanding the provisions of this Section 3.1(c)); and

(ii)           Executive’s employment with the Company is terminated by the Company without Cause, Class D Interests shall be given the opportunity to vest as set forth above with respect to any Liquidity Event until the date which is two (2) years after the date of termination of employment.](6)

11.   [In Section 3.1(c)(i), the reference to “Section 3.1(c)(ii)” is deleted and replaced with “Sections 3.1(c)(ii) and 3.1(c)(iii)”.

12.   The word “and” at the end of Section 3.1(c)(i) is deleted.

13.   The period at the end of Section 3.1(c)(ii) is deleted and the following is added at the end of Section 3.1(c)(ii):

; and

(iii)          Executive’s employment with the Company is terminated by the Company without Cause or by Executive as a result of a Constructive Termination, Class D Interests which have not previously vested pursuant to Section 3.1(c)(ii) shall be given the opportunity to vest as set forth above with respect to any Liquidity Event until the date which is two (2) years after such date of termination of employment.](7)

(5) For SLT awards.

(6) For non-SLT awards.

(7) For SLT awards.

14.   [The following is added after 3.2(b):

(c)           Notwithstanding the foregoing or anything to the contrary in the Partnership Agreement, the purchase price payable under this Section 3.2 or Article XII of the Partnership Agreement for GDS Accelerated Interests shall be the same price that would be payable if such GDS Accelerated Interests were Class [B or B-1, as appropriate] Interests that were Vested Interests.

(d)           Notwithstanding the foregoing or anything to the contrary in the Partnership Agreement, in the event that Executive’s employment with the Company is terminated by the Company without Cause, Class C Interests and Class D Interests delivered pursuant to this Agreement shall not, until the date which is two (2) years following such termination of employment (the “Involuntary Termination No-Call Period”), be (i) forfeitable pursuant to Article XII of the Partnership Agreement or (ii) subject to the mandatory purchase provisions of Article XII of the Partnership Agreement; provided that, in each case, any time periods contained in the Partnership Agreement that would otherwise have lapsed during the Involuntary Termination No-Call Period shall not begin to run until after the expiration of such Involuntary Termination No-Call Period.

(e)           Notwithstanding the foregoing or anything to the contrary in the Partnership Agreement, if the Executive’s employment with the Company is terminated by the Company for Cause or by Executive for any reason, in each case within twelve (12) months following a GDS Sale, any outstanding GDS Accelerated Interests (which for the avoidance of doubt shall not include any Subject Interests which would have otherwise vested by the passage of time or by the application of another accelerated vesting provision contained in the Agreement[s] or in an employment agreement with Executive) shall be forfeited without consideration; and the purchase price for all outstanding GDS Accelerated Interests, to the extent such forfeiture is not enforceable, will be $1 in the aggregate (or the lowest price permitted by applicable Law).](8)

15.   [In Section 3.2(c), the phrase “and GDS Accelerated Interests” is added after each of the two instances of “Accelerated Interests.”

16.   The following is added after 3.2(c):

(d)           Notwithstanding the foregoing or anything to the contrary in the Partnership Agreement, Subject Interests delivered pursuant to this Agreement shall not, until the earlier of the end of the Restricted Period (as defined below) or the breach of any covenant contained in Section 4 of this Agreement (the “Restrictive Covenant No-Call Period”), be (i) forfeitable pursuant to Article XII of the Partnership Agreement or (ii) subject to the mandatory purchase provisions of Article XII of the Partnership Agreement; provided that, in each case, any time periods contained in the Partnership Agreement that would otherwise have lapsed during the Restrictive Covenant No-Call Period shall not begin to run until after the expiration of such Restrictive Covenant No-Call

(8) For non-SLT awards.

Period (or, if later, the date on which the Partnership has actual knowledge of the expiration of such Restrictive Covenant No-Call Period).

(e)           Notwithstanding the foregoing or anything to the contrary in the Partnership Agreement, in the event that Executive’s employment with the Company is terminated by the Company without Cause or by Executive as a result of a Constructive Termination, Class C Interests and Class D Interests delivered pursuant to this Agreement shall not, until the date which is two (2) years following such termination of employment (the “Involuntary Termination No-Call Period”), be (i) forfeitable pursuant to Article XII of the Partnership Agreement or (ii) subject to the mandatory purchase provisions of Article XII of the Partnership Agreement; provided that, in each case, any time periods contained in the Partnership Agreement that would otherwise have lapsed during the Involuntary Termination No-Call Period shall not begin to run until after the expiration of such Involuntary Termination No-Call Period.

(f)            Notwithstanding the foregoing or anything to the contrary in the Partnership Agreement, if the Executive’s employment with the Company is terminated by the Company for Cause or by Executive and not as a result of a Constructive Termination, in each case within twelve (12) months following a GDS Sale, any outstanding GDS Accelerated Interests (which for the avoidance of doubt shall not include any Subject Interests which would have otherwise vested by the passage of time or by the application of another accelerated vesting provision contained in the Agreement[s] or in an employment agreement with Executive) shall be forfeited without consideration; and the purchase price for all outstanding GDS Accelerated Interests, to the extent such forfeiture is not enforceable, will be $1 in the aggregate (or the lowest price permitted by applicable Law).](9)

17.   In Section 5.13, the address following “If to the Partnership, addressed to:” is deleted in its entirety and replaced with the following:

TDS Investor (Cayman) L.P.

c/o Travelport Inc.

405 Lexington Avenue, 57th Floor

New York, NY  10174

Attention:  Eric Bock, General Counsel

Fax:  (212) 915-9169

18.   This Amendment may be executed in counterparts, each of which shall be an original and all of which shall constitute the same document.

19.   Except as modified by this Amendment, the Agreement[s] [is]/[are] hereby confirmed in all respects.

(9) For SLT awards.

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment No. 1 to Management Equity Award Agreement[s] as of the date first written above.

TDS INVESTOR (CAYMAN) L.P.

By:

EXECUTIVE

By:
Name: